Exhibit 99.1

Genpact Limited Announces Pricing of 3.700% Senior Notes due 2022 by
Genpact Luxembourg S.à r.l.

NEW YORK, March 21, 2017 – Genpact Limited (“Genpact”) (NYSE: G), a global professional services firm focused on delivering digital transformation for clients, today announced the pricing by its wholly owned subsidiary, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), of its private offering (the “Notes Offering”) of $350 million aggregate principal amount of 3.700% senior notes due 2022 (the “Notes”).  The Notes will be senior unsecured obligations of Genpact Luxembourg and will be guaranteed on a senior unsecured basis by Genpact. Genpact expects the Notes Offering to close on March 27, 2017, subject to the satisfaction of customary closing conditions.

Genpact intends to use the net proceeds from the offering to repay outstanding loans under its revolving credit facility and for general corporate purposes, which may include acquisitions and share repurchases, among other uses.

The Notes will be offered and sold in the United States to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Genpact
Genpact (NYSE: G) is a global professional services firm focused on delivering digital transformation for our clients, putting digital and data to work to create competitive advantage. We do this by integrating lean principles, design thinking, analytics and digital technologies with our domain and industry expertise to deliver disruptive business outcomes – an approach we call Lean DigitalSM. We deliver value to our clients in two ways – through digital-led, domain-enabled solutions that drive innovation, and through intelligent operations enabled by digital that design, transform and run clients’ operations. Our approach is continually refined in the world’s largest digital process sandbox, where we test and improve thousands of processes. For two decades, first as a General Electric division and since 2005 as an independent company, we have been passionately serving our clients. We generate impact for clients from the Fortune Global 500 and beyond, and employ over 75,000 people in more than 20 countries, with key offices in New York City, Palo Alto, London, and Delhi.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Genpact and its consolidated subsidiaries and Genpact Luxembourg could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes Offering, statements of the plans, strategies and objectives of Genpact and Genpact Luxembourg for future operations; any statements regarding the Notes Offering; any statements regarding the intended guarantee of the Notes; any statements regarding the intended repayment of certain of Genpact’s outstanding loans; any other statements of expectation or belief and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Genpact and Genpact Luxembourg to differ include, without limitation, that the Notes Offering is subject to market conditions and a number of other conditions and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes Offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; and other risks that are described in Genpact’s SEC reports, including but not limited to the risks described in Genpact’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016. Each of Genpact and Genpact Luxembourg assume no obligation to and do not intend to update these forward-looking statements.

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Contacts:

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com